                                                                   EXHIBIT 10.2


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THUS MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THAT ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.



                              AMENDED AND RESTATED
                             CONVERTIBLE NEGOTIABLE
                                PROMISSORY NOTE


$1,500,000                                                      November 3, 1995



FOR VALUE RECEIVED, DECORA INDUSTRIES, INC., a Delaware corporation ("Payor"), hereby promises to pay to the order of ROBERT W. JOHNSON IV, his heirs, executors, personal representatives and assigns ("Holder"), the principal sum of One Million, Five Hundred Thousand Dollars ($1,500,000), with interest from the date hereof on unpaid principal at the rate of twelve percent (12%) per annum, all principal due and payable May 3, 1998 and all interest due and payable in accordance herewith.

In consideration of this Amended and Restated Note, Payor shall concurrently issue to Holder 309,400 fully paid and nonassessable shares of its common stock, par value $0.01 per share (the "Common Stock") as a closing fee.

The outstanding principal balance of this Note may be prepaid at any time in whole or in part by the Payor, without penalty; provided that in any event Holder is provided seventy five (75) days, advance written notice of any proposed prepayment during which time Holder may convert this Note pursuant to the terms hereof.

Interest shall be payable once in advance representing interest payable with respect to the term of November 3, 1995 through May 3, 1998 concurrently with the execution and delivery of this Amended Note and shall consist of 472,689 fully paid and nonassessable shares of the Common Stock; provided that if the
Note is converted or prepaid in full prior to May 4, 1997, then Payor shall be entitled to offset from the Note balance, $180,000 which is equal to the pre-paid interest for the period May 4, 1997 to May 3, 1998.

Such interest was calculated in accordance with the following formula: The outstanding principal balance of this Note was calculated as of November 3, 1995 and was multiplied by twelve percent (12%) multiplied by 2.5, in order to provide total interest of $450,000 payable during the term of November 3, 1995 through May 3, 1998. Interest payable was then divided by a price per share of $0.952 calculated as the Market Value of a share of Common Stock. "Market Value" means: the average closing bid and asked prices for the 20 days prior to November 3, 1995; as quoted on the NASDAQ Association of Securities Dealers Automatic Quotation System ("NASDAQ").

If any of the following events (each is herein referred to as an "Event of Default") shall occur:

                 (i) default shall occur in the performance of or compliance with any covenant contained in Section 5.09 of the Amended and Restated Note and Warrant Purchase Agreement by and between Payor and Holder of even date herewith (the "Purchase Agreement");

                 (ii) material default shall occur in the performance of or compliance with any other covenant contained herein or in the Purchase Agreement which shall continue uncured for more than ten (10) days after the occurrence of such default;

                 (iii) if any representation or warranty to Purchaser made in writing by the Payor in the Purchase Agreement or in any other agreement, document and instrument contemplated hereby and thereby, shall prove to have been false or inaccurate in any material respect on the date as of which made;

                 (iv) all or any part of the principal or interest due under this Note is not paid when and as the same shall become due and payable, whether at the maturity thereof, by acceleration, by notice of prepayment or otherwise;

                 (v) any default in excess of $250,000 shall occur in the making of the payment of the principal of or interest on any other indebtedness of Payor or any of its Subsidiaries (as defined in the Purchase Agreement) for borrowed money, as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise;

                 (vi) default or the happening of any event shall occur under any indenture, agreement or other instrument under which any indebtedness of Payor or any of its Subsidiaries for borrowed money is or may be issued, and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any indebtedness of Payor or any of its Subsidiaries outstanding thereunder;

                 (vii) a receiver, conservator, custodian, liquidator or trustee of Payor or any of its Subsidiaries or of all or any of the property of any of them is appointed by court order and such order remains in effect for more than sixty (60) days; or an order for relief is entered under the federal bankruptcy laws with respect to Payor or any of its Subsidiaries; or any of its material property is sequestered by court order and such order remains in effect for more than sixty (60) days; or a petition is filed against Payor or any of its Subsidiaries under the bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within sixty (60) days after such filing;

                 (viii) Payor or any of its Subsidiaries files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

                 (ix) Payor or any of its Subsidiaries makes an assignment for the benefit of its creditors, or admits in writing its inability to pay, or in fact does not pay, its debts generally as they become due, or consents to the appointment of a receiver, conservator, custodian, liquidator or trustee of Payor or any of its Subsidiaries, or of all or any part of the property of any of them;

                 (x) final judgment for the payment of money in excess of $250,000 shall be rendered by a court of record against Payor or any of its Subsidiaries, and Payor or such Subsidiary shall not (1) discharge the same (by insurance or otherwise) or provide for its discharge in accordance with its terms, or (2) procure a stay of execution thereof within sixty (60) days from the date of entry thereof and within said period of sixty (60) days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

                 (xi) a breach of any term or provision of the Series A Warrant, dated as of November 3, 1992 to purchase 225,000 shares of Common Stock granted to Holder, or of the Series B Warrant, dated as of November 3, 1992 to purchase 100,000 shares of Common Stock also granted to Holder, or of the Class C Warrant dated as of November 3, 1995 (collectively, the "Warrants"); or

                 (xii) Payor is delisted or otherwise removed from the NASDAQ system and is not on the same or next business day listed on any national securities exchange;

then, when any Event of Default described in clause (iii), (vi), (x) or (xi) above has occurred and shall be continuing, this Note shall, upon written or facsimile notice from Holder, forthwith be due and payable, if not already due and payable; and when any Event of Default described in clause (i), (ii), (iv),
(v), (vii), (viii), (ix) or (xii) above has occurred, then, at the option of Holder, the principal of this Note shall be immediately due and payable, by acceleration, without presentment, demand or notice of any kind, upon the occurrence thereof.

In addition to the acceleration of this Note upon the occurrence of any of the foregoing events, Payor agrees that, if Payor completes a registered public offering of its securities while any obligation remains outstanding under this Note, then Payor shall at the option of Holder immediately deliver to Holder, as a prepayment of principal due under this Note (but not exceeding the outstanding principal balance of this Note then outstanding), one hundred percent (100%) of the net proceeds of such offering in excess of $4,000,000.

Failure by Payor to fulfill any of the obligations set forth in the immediately preceding paragraph shall also constitute an "Event of Default". At the option of Holder, the principal of this Note shall be immediately due and payable, by acceleration, without presentment, demand or notice of any kind, upon the occurrence of such failure.

If any principal or installment of interest is not paid in full on the due date hereof (whether by maturity or acceleration or otherwise), then the outstanding principal balance of this Note and any overdue installment of interest thereon (to the extent permitted by applicable law) shall bear additional interest from the due date of such payment, or from and after an Event of Default, at a rate equal to the lesser of (i) the highest rate allowed by applicable law, or (ii) sixteen percent (16%) per annum (the "Default Rate") until the amount due is paid. If payment of this Note is accelerated, then the outstanding principal balance hereof shall bear interest at the Default Rate from and after the Event of Default, and at the option of Holder, payment of interest shall be made in cash. Payor agrees to reimburse Holder for all reasonable out-of-pocket costs and expenses incurred by him in any effort to collect this Note, whether or not suit is filed, including reasonable compensation to Payor's attorneys for services rendered in connection therewith, and pay interest on such costs and expenses to the extent not paid when demanded at the Default Rate. If this
Note is not paid when due, whether at maturity or by acceleration, the undersigned promises to pay Holder's costs of collection, which costs shall include, but shall not be limited to, reasonable attorneys' fees and court costs incurred by any holder hereof on account of such collection, whether or not suit is filed hereon.

All agreements herein are expressly limited so that in no event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to Holder for the use or forbearance of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable law. If, due to any circumstances whatsoever, fulfillment of any provision hereof, or of the Purchase Agreement, or of any of the Warrants, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if, under any circumstances, Holder shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. At the option of Holder, if a court of competent jurisdiction determines that any amounts otherwise to be paid hereunder exceed the highest permissible lawful rate, or if Payor asserts the amounts otherwise to be paid hereunder exceed the highest permissible lawful rate, then Holder shall have the right to accelerate the maturity of the entire unpaid principal balance and accrued interest due under this Note, immediately upon notice to Payor.

Payor authorizes any attorney at law to appear in any court of record in the State of New York, or in any other state or territory of the United States, after this Note becomes due, either by lapse of time or by operation of any provision of acceleration contained herein, and waive the issuance and service of process, enter appearance and confess a judgment or enter a confession of judgment against Payor in favor of any holder of this Note, for the amount then due, together with costs that the undersigned has promised to pay herein, and thereupon to release all errors and waive all rights of appeal and stay of execution. Any reorganization, consolidation, merger, sale or similar transaction involving Payor shall not impair the authority herein granted as to the survivor or survivors of Payor.

Payor has executed and delivered to the attorney for Holder the affidavit which is required under New York State CPLR Section 3218(a) to enter such a confession of judgment against Payor. Said affidavit shall be held in escrow by the attorney for Holder until such time as Holder may be entitled to such confession of judgment against Payor, at which time such attorney is authorized to file such affidavit with the appropriate County Clerk and enter the judgment based thereon. In no event, however, shall execution be issued upon such judgment for more than the sum actually due hereunder plus the costs Payor has promised to pay herein, and, immediately upon the entry of such judgment, Holder shall file with said County Clerk a partial satisfaction of judgment for any amount which has been paid and is no longer due.

In connection herewith, Holder shall receive the right to convert the outstanding principal balance of this Note, from time to time, into shares of Common Stock, as set forth herein.

         (a) CONVERSION OF NOTE. At the sole election of Holder hereof, Holder may convert, without forfeiture of any prepaid interest (except as set forth in the fourth paragraph hereof), all or any part of the principal balance due under this Note (in increments of $100,000) into shares of Common Stock at the conversion rate of $1.70 per share (the "Initial Conversion Price") as may be adjusted from time to time as hereinafter set forth. Notwithstanding the foregoing, if this Note has not been paid in full on or before May 3, 1998 and the Holder exercises the Series C Warrant dated as of November 3, 1995, then this Note shall not be convertible. The shares of Common Stock deliverable upon such conversion, and as adjusted from time to time, are hereinafter sometimes referred to as "Note Shares" and the conversion price of each share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Conversion Price". The right to convert may be exercised at any time prior to the due date of this Note by presentation and surrender of this Note to Payor at its principal office, with the Purchase Form annexed hereto duly executed. If this Note should be exercised in part only, Payor shall, upon surrender of this Note for cancellation, execute and deliver a new Note evidencing the principal balance of the remaining obligation of Payor to Holder. Upon receipt by Payor of this Note at its office, in proper form for conversion, Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such conversion, notwithstanding that the stock transfer books of Payor shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to Holder. The Note Shares shall be "restricted securities" as defined in the Securities Act of 1933, as amended (the "Securities Act"). Certificates for the shares so purchased shall be delivered to Holder within a reasonable time, not exceeding ten days, after rights represented by this Note shall have been exercised.

         (b) SHARES TO BE FULLY PAID; RESERVATION OF SHARES. Payor covenants and agrees:

                 (1) that all Note Shares shall, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof;

                 (2) without limiting the generality of the foregoing, that Payor will, from time to time, take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective Conversion Price per share of the Common Stock issuable pursuant to this Note;

                 (3) that, during the period within which interest is payable on this Note and the rights represented by this Note may be exercised, Payor shall at all times have authorized, and reserved for the purpose of issue upon payment of interest on this Note and the exercise of the rights evidenced by this Note, a sufficient number of shares, of Common Stock to provide for the payment of interest and the exercise of the rights represented by this Note;

                 (4) that Payor will take all such action as may be necessary to assure that the Note Shares may be issued without violation of any applicable law or regulation or of any requirements of any domestic securities exchange or the NASDAQ system upon which any capital stock of Payor may be listed, provided Holder provides Payor with such information as Payor shall reasonably request and that is necessary to comply with the requirements of any such exchange or system;

                 (5) that no person has any preemptive or other right with respect to the issuance of any Note Shares; and

                 (6) that Payor will not take any action which would result in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after such action upon payment of interest on the Note or conversion of the Note, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all Options (as hereinafter defined) and upon conversion of all Convertible Securities (as hereinafter defined) then outstanding, would exceed the total number of shares of Common Stock then authorized by Payor's certificate of incorporation (as then amended or restated). In the event any stock or securities of Payor other than the Common Stock are issuable upon the exercise hereof, the Payor will take or refrain from taking any action referred to in clauses (1) through (6) of this Section (b) as though such clauses applied to such other shares or securities then issuable upon the exercise hereof.

         (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the payment of interest on or conversion of this Note. With respect to any fraction of a share called for upon any interest payment hereunder or conversion hereof, Payor shall pay to Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

                 (1) If the Common Stock is listed on a domestic securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of an interest payment on this Note or conversion of this Note, as the case may be, or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system;

                 (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc., or any similar successor organization, on the last business day prior to the date of exercise of this Note; or

                 (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount not less than the book value thereof as at the end of the most recent fiscal year of Payor ending prior to the date of an interest payment on this Note or conversion of this Note, as the case may be, determined in such reasonable manner as may be prescribed by the Board of Directors of Payor.

         (d) TRANSFER OR ASSIGNMENT OF NOTE. This Note is freely transferable and may be assigned or hypothecated from the date hereof.

         (e) RIGHTS OF HOLDER. Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in Payor, either at law or equity, and the rights of Holder are limited to those expressed in this Note and are not enforceable against Payor except to the extent set forth herein.

         (f) ANTI-DILUTION PROVISIONS. The Conversion Price and the number and kind of securities purchasable upon the conversion of this Note shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided. The Conversion Price in effect at any time and the number and kind of securities purchasable upon conversion of the Note shall be subject to adjustment as follows:

                 (1) Issuance of Common Stock. If and whenever after November 3, 1992 Payor shall issue or sell (or be deemed to issue or sell as provided hereunder) any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale (other than shares of Common Stock issued pursuant to this Note and the Warrants and the shares of Common Stock listed as pending issuance, and the shares of Common Stock listed as being issuable pursuant to options pending issuance, in Schedule 3.02 to the Note and Warrant Purchase Agreement dated as of November 3, 1992), then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price, calculated to the nearest cent, determined by dividing (i) the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (B) the consideration, if any, received by Payor upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

                          (i) Issuance of Rights or Options. In case at any time Payor shall in any manner grant (whether directly or by assumption in a merger or otherwise), after the date hereof, any rights to subscribe for or to purchase, or any options for the purchase of (such rights or options being herein called "Options"), Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined as provided in the following sentence) shall be less than the Conversion Price in effect immediately prior to the time of granting such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. The price per share for which Common Stock is issuable, as referred to in the preceding sentence, shall be determined by dividing (A) the sum of (1) the total amount, if any, received or receivable by Payor as consideration for the granting of such Options, plus (2) the minimum aggregate amount of additional consideration payable to Payor upon the exercise of all such Options, plus (3) in the case of all such Options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of all such Convertible Securities (to the extent not counted in clause (2) hereof) and upon the conversion or exchange of all such Convertible Securities into Common Stock, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options; the consideration received or receivable by Payor shall in each case be determined in accordance with Section (f)(l)(v) hereof.
                 Except as otherwise provided in Section (f)(1)(iii) hereof, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such

                 Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                        (ii) Issuance of Convertible Securities. In case Payor shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell, after the date hereof, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined as provided in the following sentence) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (A) except as otherwise provided in Section (f)(l)(iii) below, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (B) if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price have been or are to be made pursuant to Section (f)(1)(i) hereof, no further adjustment of the Conversion Price shall be made by reason of such issue or sale. The price per share for which Common Stock is issuable, as referred to in the preceding sentence, shall be determined by dividing (A) the sum of (1) the total amount received or receivable by Payor as consideration for the issue or sale of such Convertible Securities, plus (2) the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange of such Convertible Securities into Common Stock, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities; the consideration received or receivable by Payor shall in each case be determined in accordance with Section (f)(l)(v) hereof.

                          (iii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any outstanding Option referred to in Section (f)(1)(i) hereof, the additional consideration, if any, payable upon the conversion or exchange of any outstanding Convertible Securities referred to in Section (f)(1)(i) or (f)(l)(ii) hereof, or the rate at which any such Convertible Securities are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any option referred to in Section (f)(1)(i) hereof prior to the exercise thereof or the termination of any right to convert or exchange any Convertible Securities referred to in Section (f)(1)(i) or (f)(1)(ii) hereof prior to the exercise of such rights, the Conversion Price then in effect hereunder shall forthwith be increased (but in no case shall such Conversion Price be increased to a price greater than the Initial Conversion Price) to the Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding for the purposes of any calculation under Section (f)(1)(i) or
                 (f)(1)(ii) hereof. If the purchase price provided for in any Option referred to in Section (f)(1)(i) hereof or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities issuable upon the exercise of any such Options or upon the conversion or exchange of any Convertible Securities referred to in Section
                 (f)(1)(ii) hereof and still outstanding shall decrease, or the number of shares of Common Stock issuable upon conversion or exchange of any such Convertible Securities shall increase, at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be adjusted to the Conversion Price which would have obtained had Section (f)(1)(i) and (f)(1)(ii) hereof and the provisions of this Section (f)(1)(iii) hereof never been given effect in relation to such Option or Convertible Securities and had the Conversion Price been adjusted pursuant to Section
                 (f)(1) hereof at the time of delivery of such shares of Common Stock based on the consideration received (or deemed received under Section (f)(l)(v) hereof) for such Common Stock, determined as of the date of such delivery, provided that such adjustment of the Conversion Price shall be made only if as a result thereof the Conversion Price then in effect hereunder is thereby reduced.

                          (iv) Stock Dividends. In case Payor shall declare a dividend or make any other distribution upon any stock of Payor payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration for purposes of the calculations to be made under this Section (f). If Payor shall at any time prior to payment in full of this Note declare a dividend payable in cash on its Common Stock and at substantially the same time offer its stockholders a right to purchase Common Stock from the proceeds of such dividend or for an amount substantially equal to such dividend, then, in such case, all Common Stock so issued shall, for purpose of this Note, be deemed to have been issued as a stock dividend.

                        (v) Consideration for Securities. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold by Payor for cash, the consideration received therefor shall be deemed to be the amount received by Payor thereof, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by Payor for any underwriting of the issue or otherwise in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by Payor shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the Board of Directors of Payor (irrespective of the accounting treatment thereof). In case any Common Stock, Options or Convertible Securities shall be issued in connection with any merger or consolidation in which Payor is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of Payor shall be changed into or exchanged for the stock or other securities of another corporation) the amount of consideration therefor shall be deemed to be the fair value as determined reasonably and in good faith by the Board of Directors of Payor (irrespective of the accounting treatment thereof) of such portion of the assets and business of the non-surviving corporation as such Board may determine to be attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. In the event of any consolidation or merger of Payor in which Payor is not the surviving corporation or in which the previously outstanding shares of Common Stock of Payor shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of Payor for stock or other securities of any corporation, Payor shall be deemed to have issued a number of shares of its Common Stock equal to the number of shares of Common Stock used for computing the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of transaction of all such stock or securities of the other corporation received by the holders of the capital stock of Payor or by Payor and if such calculation results in adjustment of the Conversion Price, the determination of the number of shares of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation or sale, for purposes of Section (f)(4) hereof shall be made after giving effect to such adjustment of the Conversion Price.

                        (vi) Record Date. In case Payor shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                          (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of Payor, and the disposition or reissuance of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section (f).

                 (2) Liquidating Dividends. Payor will not declare a dividend upon the Common Stock payable otherwise than out of consolidated earnings or consolidated earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries, and otherwise than in Common Stock, unless Payor shall pay over to Holder, on the dividend payment date, the cash, stock or other securities and other property that Holder would have received if Holder had converted this Note in full to purchase Common Stock and had been the record holder of such Common Stock on the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend are to be determined. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of earnings or surplus (other than revaluation or paid in surplus) only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined reasonably and in good faith by the Board of Directors of Payor.

                 (3) Subdivision of Combination of Stock. In case Payor shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                 (4) Merger, Sale, Reorganization, Reclassification or Consolidation. If any capital reorganization or reclassification of the capital stock of Payor, or any consolidation or merger of Payor with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Note and in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and Note Shares upon the conversion of this Note) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the rights represented hereby (including an immediate adjustment, by reason of such consolidation or merger, of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation or merger). In the event of a merger or consolidation of Payor with or into another corporation as a result of which a number of shares of common stock of the successor or surviving corporation greater or lesser than the number of shares of Common Stock of Payor outstanding immediately prior to such merger or consolidation are issuable to holders of Common Stock of Payor, then the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of Payor outstanding immediately prior to such merger or consolidation. Payor shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor or surviving corporation (if other than Payor) resulting from such consolidation or merger or the corporation purchasing such assets, as the case may be, shall assume by written instrument executed and mailed or delivered to Holder hereof at the last address of Holder appearing on the books of Payor, the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to purchase or receive hereunder. If a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock of Payor, Payor shall not effect any consolidation, merger or sale with the Person (as hereinafter defined) having made such offer or with any Affiliate (as hereinafter defined) of such Person, unless prior to the consummation of such consolidation, merger or sale Holder shall have been given a reasonable opportunity to then elect to receive either the stock, securities or assets then issuable upon the conversion of this Note or, if different, the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer, computed as though Holder had been, at the time of such offer, a holder of the stock, securities or assets then purchasable upon the conversion of this Note. As used in this Section (f)(4), the term "Person" shall include an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof, and an "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such other Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                 (5) Notice of Adjustment. Whenever the Conversion Price is adjusted, as herein provided, Payor shall promptly cause a notice setting forth the adjusted Conversion

         Price and adjusted number of Note Shares issuable upon conversion of the Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, to be mailed to Holder of the Note at Holder's last address as shown on the books of Payor. Payor may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by Payor) to make any computation required by this Section (f), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                 (6)      Other Notices.  In case at any time:

                          (i) Payor shall declare any cash dividend upon its Common Stock;

                          (ii) Payor shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution (other than regular cash dividends) to the holders of its Common Stock;

                          (iii) Payor shall offer for subscription to the holders of any of its Common Stock any additional shares of stock of any class or other rights;

                          (iv) there shall be any capital reorganization, reclassification of the capital stock of Payor or consolidation or merger of Payor with, or sale of all or substantially all of its assets to, another corporation;

                          (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of Payor; or

                          (vi) there shall be any subdivision or combination of the outstanding shares of Common Stock into, respectively, a greater or lesser number of shares of Common Stock;

         then, in any one or more of said cases, Payor shall give, by first class mail, postage prepaid, addressed to Holder at the address of Holder as shown on the books of Payor, (i) at least twenty (20) days prior written notice of the date on which the books of Payor shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Any notice required by clause (i) above shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) above shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                 (7) Duty to make Fair Adjustments in Certain Cases. If any event occurs as to which in the opinion of either the Board of Directors of Payor or Holder of the Note the other provisions of this Section (f) are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Note in accordance with the essential intent and principles of such provisions, then the Board of Directors and Holder shall mutually agree upon an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid, but in no eventhall any such adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to this Section (f) except in the event of an increase in option price, additional consideration or conversion rate as contemplated by Section
         (f)(1)(iii) hereof, or a combination of shares of the type contemplated in Section (f)(3) hereof and then in no event to an amount larger than the Conversion Price as adjusted pursuant to Section (f)(1)(iii) or
         (f)(3) hereof.

                 (8) Share Adjustment. Whenever the Conversion Price payable upon conversion of this Note is adjusted pursuant to Sections
         (f)(1), (f)(3), (f)(4), (f)(7) and (f)(9) hereof, the number of Note Shares purchasable upon conversion of this Note shall simultaneously be adjusted by multiplying the number of Note Shares initially issuable upon conversion of this Note by the Conversion Price in effect on the date hereof and dividing the product so obtained by the Conversion Price, as adjusted.

                 (9) Minimum Adjustment. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Section (f)(9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, Payor shall be entitled, but shall not be required, to make such changes in the Conversion Price, in addition to those required by this Section (f), as it, in its sole discretion, shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, issuance of warrants to purchase Common Stock or liquidating dividends referred to hereinabove in this Section
         (f) hereafter made by Payor to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

         (g) OFFICER'S CERTIFICATE. Whenever the Conversion Price shall be adjusted as required by the provisions of the foregoing Section (f), Payor shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officer's certificate showing the adjusted Conversion Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by Holder or any holder of a Note executed and delivered pursuant to Section (a) hereof and Payor shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to Holder or any such holder.

         (h)     REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                 (1) Piggyback Registration. The shares of Common Stock issuable upon conversion of this Note have not been registered under the Securities Act, the New York Martin Act, as amended, or under the laws of any other state. If while any obligation remains outstanding under this Note Payor proposes to register any security under the Securities Act on any registration form (otherwise than for the registration of securities to be offered and sold pursuant to (a) an employee benefit plan, (b) a dividend or interest reinvestment plan, (c) other similar plans or (d) reclassifications of securities, mergers, consolidations and acquisitions of assets on Form S-4 or any successor thereto) prescribed by the Securities and Exchange Commission (the "Commission") permitting a secondary offering or distribution, not less than sixty (60) days prior to each such registration, Payor shall give to the holders of the Note or Note Shares written notice of such proposal which shall describe in detail the proposed registration and distribution (including those jurisdictions where registration or qualification under the securities or blue sky laws is intended) and, upon the written request of any holder of a Note or Note Shares given within thirty (30) days after the date of any such notice, proceed to include in such registration such shares of Common Stock as have been requested by any such holder to be included in such registration. Any holder of a Note or Note Shares shall in its request describe briefly the proposed disposition of such shares of Common Stock. Payor will in each instance use its best efforts to cause any Note Shares (the holders of which shall have so requested registration thereof) to be registered under the Securities Act and qualified under the securities or blue sky laws of any jurisdiction requested by a prospective seller, all to the extent necessary to permit the sale or other disposition thereof (in the manner stated in such request) by a prospective seller of the securities so registered. Payor agrees that any Note Shares so registered shall be offered on terms no less favorable than those applicable to the shares offered by Payor or other selling stockholders.

                 If the managing underwriter, who shall be selected by Payor to manage the distribution of the shares of Common Stock being registered, advises Payor in writing that, in its opinion, the inclusion of the shares of Common Stock requested to be included in such registration by a holder of the Note or Note Shares with the securities being registered by Payor and other prospective sellers would have a materially adverse affect on the distribution of all such securities, then (a) Payor shall include in such registration the Note Shares on a pari passu basis with shares of other selling stockholders or (b) any holder of a Note or Note Shares may, at its sole option, delay its offering and sale for a period not to exceed 120 days after the effective date of such registration as such managing underwriter shall reasonably request. In the event of such delay,

Payor shall use its best efforts to effect any registration or qualification under the Securities Act and the securities or blue sky laws of any jurisdiction as may be necessary to permit such prospective seller to make its proposed offering and sale following the end of such period of delay.

                 Holder or the holders of Note Shares who have requested shares of Common Stock to be included in a registration pursuant to this Section
(h)(1) by acceptance hereof or thereof, agrees to execute an underwriting agreement with such underwriter that is (i) reasonably satisfactory to such holder and (ii) in customary form.

                 Nothing in this Section (h)(1) shall be deemed to require Payor to proceed with any registration of its securities after giving the notice herein provided.

                 (2) Demand Registration. At any time while any obligation remains outstanding under this Note that Payor is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the holders of the Note and the holders of any Note Shares may, on up to two (2) separate occasions, require Payor to effect the registration of the Note Shares pursuant to the provisions of this Section
(h)(2); provided that Note Shares payable as an interest installment shall not be eligible for registration unless this Note has been converted in whole into Note Shares. If the holders of the Note and the holders of any Note Shares representing a total of more than fifty percent (50%) of the shares of Common Stock issuable upon the payment of interest on the Note or the conversion of the Note shall give notice to Payor to the effect that such holders intend to
(i) transfer all or any part of the Note Shares or (ii) convert all or any part of the Note and transfer all or any part of the Note Shares under such circumstances that a public distribution (within the meaning of the Securities
Act) of the Note Shares will be involved, and the aggregate number of Note Shares to be transferred as described in the foregoing clauses (i) and (ii) is equal to at least twenty-five percent (25%) of the aggregate number of shares then issuable upon conversion of the Note, then Payor shall, within thirty days after receipt of such notice, file a registration statement pursuant to the Securities Act to the end that such shares may be sold under the Securities Act as promptly as is practicable thereafter and Payor will use its best efforts to cause any such registration statement to become effective and to keep the prospectus included therein current for 135 days after the effective date thereof or until the distribution shall have been completed, whichever first occurs; provided that such holders shall furnish Payor with appropriate information (relating to the intention of such holders) in connection therewith as Payor may reasonably request in writing. If at the time Payor receives notice pursuant to this Section (h)(2) it would be impossible or impracticable to include Payor's most recent fiscal year-end financial statements as the most recent certified financial statements required to be included therein and provided that an Event of Default does not then exist, Payor's obligation to effect a registration pursuant to this Section (h)(2) shall be suspended until Payor's next fiscal year-end financial statements must be filed with the Commission in accordance with the Commission's rules. The managing underwriter for any offering made pursuant to this Section (h)(2) shall be selected by the holders of a majority of the Note or Note Shares requiring registration hereunder, subject to the consent, not unreasonably withheld, of Payor.

                 (3) Registration and Qualification Procedures. Whenever Payor is required by the provisions of this Section (h) to use its best efforts to effect the registration of any of its securities under the Securities Act, Payor will, as expeditiously as is possible:

                          (i) prepare and file with the Commission a registration statement with respect to such securities;

                          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus current and to comply with the provisions of the Securities Act with respect to the sale of all securities covered by such registration statement whenever the seller of such securities shall desire to sell the same; provided, however, that Payor shall have no obligation to file any amendment or supplement at its own expense more than nine (9) months after the effective date of such registration statement;

                          (iii) furnish to each seller such number of copies of preliminary prospectuses and prospectuses and each supplement or amendment thereto and such other documents as each seller may reasonably request in order to facilitate the sale or other disposition of the securities owned by such seller in conformity with (A) the requirements of the Securities Act and (B) the seller's proposed method of distribution;

                          (iv) register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States as each seller shall reasonably request, and do such other reasonable acts and things as may be required of it to enable each seller to consummate the sale or other disposition in such jurisdictions of the securities owned by such seller; provided, however, that Payor shall not be required to (A) qualify as a foreign corporation or consent to a general and unlimited service of process in any such jurisdictions, (B) qualify as a dealer in securities, or (C) in the case of a registration described in Section (h)(1) hereof, register or qualify at its own expense securities of such seller in any jurisdiction not described in the notice of Payor referred to in the first paragraph of Section (h)(1) hereof, in any case in order to accomplish any of the foregoing;

                          (v) furnish, at the request of any seller on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, (A) an opinion, dated such date, of the counsel representing Payor for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the seller of such securities may reasonably request and are customarily included in such opinions, at such times as such opinions are customarily given, and (B) letters dated, respectively, (1) the effective date of the registration statement and (2) the date such securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent certified public accountants of recognized standing selected by Payor, addressed to the underwriters, if any, and to the seller making such request, covering such financial, statistical and accounting matters with respect to the registration statement in respect of which such letters are being given as the seller of such securities may reasonably request and are customarily included in such letters and at such times as such letters are customarily given;

                          (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than sixteen (16) months after the effective date of the registration statement, an earnings statement covering a period of at least twelve (12) months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                          (vii) enter into and perform an underwriting agreement with the managing underwriter, if any, selected as provided in Section (h), as the case may be, containing customary terms of offer and sale of the securities, payment provisions, underwriting discounts and commissions, representatives, warranties, covenants, indemnities, terms and conditions; and

                          (viii) keep each seller advised in writing as to the initiation and progress of any registration under Section
                 (h), as the case may be.

                 (4) Allocation of Expenses. If Payor is required by the provisions of Section (h) to use its best efforts to effect the registration or qualification under the Securities Act or any state securities or blue sky laws of any of the Note Shares, Payor will pay all expenses in connection therewith, including, without limitation, (i) all expenses incident to filing with the National Association of Securities Dealers, Inc., (ii) registration or listing fees, (iii) printing expenses, (iv) accounting and legal fees and expenses, (v) expenses of any special audits incident to or required by any such registration or qualification, (vi) premiums for insurance in such amount, if any, deemed appropriate by the managing underwriter, (vii) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification and (viii) stamp and stock transfer taxes; provided, however, Payor shall not be liable for any discounts or commissions to any underwriter.

                 (5) Indemnification. In connection with any registration or qualification of securities under Section (h) hereof, Payor hereby indemnities Holder and the holders of any Note Shares and each underwriter thereof, including each person, if any, who controls Holder or such stockholder or underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon (i) any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular or other similar document (as amended or supplemented if Payor shall have furnished any amendments or supplements thereto); (ii) any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation by Payor of any federal, state or common law rule or regulation applicable to Payor and relating to action or inaction required of Payor in connection with any such registration, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission based solely upon information furnished in writing to Payor by Holder or any such stockholder or underwriter expressly for use therein. Payor and each officer, director and controlling person of Payor or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act are hereby indemnified by Holder and by the holders of any shares of Common Stock issuable upon the conversion hereof against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus or notification or offering circular (as amended or supplemented if Payor shall have furnished any amendments or supplements thereto) or arising out of or are based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was based solely upon information furnished in writing to Payor by Holder or any such stockholder expressly for use therein; provided, however, that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this sentence shall not apply to the extent that any loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Common Stock concerned to such person if it is determined that it was the responsibility of Payor or any of its directors, officers or agents, or any underwriter to provide such Person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense.

                          Promptly upon receipt by a party indemnified under
this Section (h)(5) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section (h)(5), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party, unless such failure shall materially adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). No indemnifying party shall be liable for any settlement entered into without its consent.

                          If the indemnification provided in this Section
(h)(5) shall for any reason be unenforceable by an indemnified party, although otherwise available in accordance with its terms, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses with respect to which such indemnified party has claimed indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the indemnifying party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as other relevant equitable considerations. Payor, Holder and each holder of Note Shares agree that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other method of allocation which does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                          Holder and each holder of Note Shares bearing the
legend required by Section (1) hereof, by acceptance hereof or thereof, as the case may be, agrees to the indemnification provisions of this Section (h).

         (i) LISTING. If any shares of Common Stock required to be reserved for issue upon the payment of interest hereon or the conversion hereof require registration with or approval of any governmental authority under any federal or state law, or listing on any domestic securities exchange or the NASDAQ system, before such shares may be issued upon such payment or conversion, as the case may be, Payor will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved or listed on the relevant domestic securities exchange or system, as the case may be.

         (j) CLOSING OF BOOKS. Payor will at no time close its transfer books against the transfer of any Note Shares in any manner which interferes with the timely payment of interest or the conversion of this Note.

         (k) INVESTMENT REPRESENTATIONS. Holder, by acceptance hereof, and with reference to this Note and the shares of Common Stock issuable upon conversion of this Note, represents and warrants to Payor that: Holder is acquiring such securities for investment and not with a view to or in connection with any offering or distribution, and Holder has no present intention of selling or otherwise disposing of such securities.

         (l) SECURITIES LEGEND. This Note as well as, if necessary, the securities issued for payment of interest on this Note and in the event of the conversion of this Note for shares of the Common Stock, will bear substantially the following legend:

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THUS MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THAT ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

         (m) TRANSFERABILITY. Any shares of Common Stock acquired hereunder can be sold or disposed of when Payor shall have received a copy of an opinion of counsel to Holder (which opinion is reasonably acceptable to Payor) which states that the sale or other disposition thereof may be effected without registration under the Securities Act in accordance with any rules or regulations promulgated thereunder then obtaining to which such shares are subject; provided, that any such sale or disposition is made in accordance with the terms of the opinion of counsel.

         (n) DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Note are inserted for convenience of reference only and do not constitute a part of this Note.

         (o) LEGAL EFFECT. This Note is being executed and delivered within the State of New York and shall be construed and enforced in accordance with the laws of said State.

         (p) DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to Holder, upon any breach or default of Payor under this Note, shall impair any such right, power or remedy of Payor or shall be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; and any waiver of any single breach or default shall not be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any such Holder of any provisions or conditions of this Note must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, under either this Note or by law or otherwise afforded to Payor, shall be cumulative and not alternative.

         (q) REPLACEMENT. This Amended and Restated Convertible Promissory Note constitutes the continuation of indebtedness outstanding under the Convertible Promissory Note dated November 3, 1992 (the "Existing Note"); provided that nothing herein shall constitute, or shall be deemed to constitute, a payment, settlement, or novation of the indebtedness evidenced by the Existing Note or to release or otherwise adversely affect any right of Holder against Payor.


BY SIGNING THIS PAPER, PAYOR GIVES UP ITS RIGHT TO NOTICE AND COURT TRIAL. IF PAYOR DOES NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST PAYOR WITHOUT PAYOR'S PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM PAYOR REGARDLESS OF ANY CLAIMS PAYOR MAY HAVE AGAINST ANY HOLDER, WHETHER FOR FAILURE TO COMPLY WITH THE TERMS OF THIS NOTE OR ANY OTHER CAUSE.


                                      DECORA INDUSTRIES, INC.



                                      By:
                                         --------------------------------------
                                      Its:
                                         --------------------------------------



DO NOT DESTROY THIS ORIGINAL NOTE: When paid, this original Note must be surrendered to Payor for cancellation and retention.

                                 PURCHASE FORM


Dated:              , 199
      --------------     --

         The undersigned hereby irrevocably elects to convert the within Note to the extent of purchasing _____ shares of Common Stock.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name
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Address
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                  (Please typewrite or print in block letters)

Signature
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